Exhibit 10.1


REVOLVING TERM NOTE

April 20, 2009
$500,000.00

For value received, the undersigned The Dewey Electronics Corporation, a New York corporation, with an address of 27 Muller Road, Oakland, New Jersey 07436 (the "Borrower"), promises to pay to the order of TD Bank, NA., a National banking association with an address of 1100 Lake Street, Ramsey, New Jersey 07446 (together with its successors and assigns, the "Bank"), the principal amount of Five Hundred Thousand Dollars and Zero Cents ($500,000.00), or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, on or before May 5,2010 (the "Maturity Date") unless extended in writing by the Bank in its sole and absolute discretion, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to One Percent (1.00%) above the Wall Street Journal Prime Rate (as hereinafter defined). All accrued and unpaid interest shall be payable monthly in arrears on the 15th day of each month, commencing on June 5, 2009.

Notwithstanding anything to the contrary in this Note, the interest rate on this Note is limited by a floor as follows: the minimum interest rate (i.e. floor) is 4.25%.

Wall Street Journal Prime Rate means the highest rate published from time to time by the Wall Street Journal as the Prime Rate, or, in the event the Wall Street Journal ceases publication of the Prime Rate, the base, reference or other rate then designated by the Bank, in its sole discretion, for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

The effective interest rate applicable to the Borrower's loans evidenced hereby shall change on the date of each change in the Wall Street Journal Prime Rate.

Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Bank related hereto, the Borrower may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to the Maturity Date or such earlier date as the obligations of the Borrower to the Bank under this Note, and any other agreements between the Bank and the Borrower related hereto, shall become due and payable, or the obligation of the Bank to extend financial accommodations to the Borrower shall terminate; provided, however, that in any event the principal balance outstanding hereunder shall at no time exceed the face amount of this Note. This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Bank is no longer obligated to extend financial accommodations to the Borrower, even if, from time to time, there are no amounts outstanding respecting this Note.

At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default'): (1) default of any liability, obligation, covenant or undertaking of the Borrower, any endorser or any guarantor hereof to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower, any endorser or any guarantor hereof under any other loan document delivered by the Borrower, any endorser or any guarantor, or in connection with the loan evidenced by this Note or any other agreement by the Borrower, any endorser or any guarantor with the Bank; (2) failure of the Borrower, any endorser or any guarantor hereof to maintain aggregate collateral security value satisfactory to the Bank; (3) default of any material liability, obligation or undertaking of the Borrower, any endorser or any guarantor hereof to any other party; (4) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower, any endorser or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower, any endorser or any guarantor hereof shall be determined by the Bank to have been false or misleading in any material respect when made; (5) if the Borrower, any endorser or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6) the death of the Borrower, any endorser or any guarantor hereof and, if the Borrower, any endorser or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (7) the institution by or against the Borrower, any endorser or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC SS101 et seq. or any other law in which the Borrower, any endorser or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower, any endorser or any guarantor hereof of a trust mortgage for the benefit of creditors; (8) the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower, any endorser or any guarantor hereof; (9) a judgment or judgments for the payment of money, in excess of $10,000.00, shall be rendered against the Borrower, any endorser or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Bank and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower, any endorser or any guarantor hereof; (11) the termination or revocation of any guaranty hereof; or (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, any endorser or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower, any endorser or any guarantor hereof to the Bank has been or may be impaired.

Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied to any accrued unpaid interest, then to outstanding and due amounts of principal; then to any required escrow payment if applicable; then to any debt protection insurance premium if applicable; and then to any late charges. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

The Borrower hereby authorizes Bank to charge checking account number 3453917839 at Bank (or such other account maintained by the Borrower at Bank as the Borrower shall designate by written notice to the Bank) (the "Deposit Account") to satisfy the monthly payments due and payable to Bank hereunder. Bank is hereby authorized to charge the Deposit Account on each charge date or, if any charge date shall fall on a Saturday, Sunday or legal holiday, then on the first (1st) business day immediately preceding any such charge date until the Note shall be paid in full.

The Borrower agrees to maintain sufficient funds in the Deposit Account to satisfy the payment due Bank under the Note on each charge date during the term of the loan. If sufficient funds are not available in the Deposit Account on any charge date to pay the amounts then due and payable under this Note, Bank, in its sole discretion, is authorized to:
(a) charge the Deposit Account for such lesser amount as shall then be available; and/or (b) charge the Deposit Account on such later date or dates that funds shall be available in the Deposit Account to satisfy the payment then due (or balance of such payment then due). Notwithstanding the foregoing, the Borrower shall only be entitled to receive credit in respect of any payments of principal and interest due under this Note for funds actually received by Bank as a result of any such charges to the Deposit Account. The Borrower shall be liable to Bank for any late fees or interest at the default rate on any payments not made on a timely basis by the Borrower because of insufficient funds in the Deposit Account on any charge date. In the event the Deposit Account continues to contain insufficient funds to fully satisfy the payments due Bank under this Note, the Borrower shall be responsible for making all such payments from another source and in no event shall the obligations of the Borrower under this Note be affected or diminished as a result of any shortages in the Deposit Account, it being understood and agreed that the Borrower shall at all times remain liable for payment in full of all indebtedness under the Note.

Bank may, at Bank's sole discretion, discontinue charging the Deposit Account at any time on not less than ten (10) days' written notice to the Borrower, in which event, the Borrower shall thereafter be responsible for making all payments hereunder to Bank at the address set forth in Bank's notice or if no such address is given, then to Bank at P.O. Box 605, Bellmawr, New Jersey 08031.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including, without limitation, N.J.S.A.54:4-8.57.
The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 3.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 15 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to 5.0 percent of such unpaid amount. Borrower acknowledges that: (a) such additional rate is a material inducement to the Bank to make the loan evidenced by this Note to the Borrower, (b) the Bank would not have made such loan in the absence of the agreement of the Borrower to pay such additional rate, (c) such additional rate represents compensation for increased risk to the Bank that such loan will not be repaid, and (d) such rate is not a penalty and represents a reasonable estimate of (i) the cost to the Bank in allocating its resources (both personal and financial) to the on-going review, monitoring, administration and collection of such loan and (ii) compensation to the Bank for losses that are difficult to ascertain.

This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without imitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.

The Borrower agrees to execute, re-execute, cause any Guarantor(s) or other third party(ies) involved in the loan transaction to execute and/or re-execute and to deliver to Bank or its legal counsel, as may be deemed appropriate, any document or instrument signed in connection with the Loan which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the closing of the Loan, but which was not so signed and delivered. Borrower agrees to comply with any written request by Bank within ten (10) days after receipt by Borrower of such request. Failure by Borrower to so comply shall, at the option of Bank, upon notice to Borrower, constitute an event of default under the Loan. The Borrower authorizes the Bank to make any credit inquiries Bank deems necessary and authorizes any person or credit reporting agency to give Bank a copy of the Borrower's credit report and any other financial information it may have.

This Note is delivered to the Bank at one of its offices, shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey without giving effect to the conflicts of laws principles thereof.

Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party; notwithstanding the foregoing notices to the Bank with respect to accounting and collateral release and notices to the Trustee pursuant to a Deed of Trust shall be sent to the Bank as follows: Attention: VP Loan Servicing, Loan Services, 6000 Atrium Way, Mt. Laurel NJ 08054.
The term "Bank Affiliate as used in this Note shall mean any "Affiliate" of the Bank. The term Affiliate" shall mean with respect to any person,
(a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New Jersey, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, endorser's or guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.
Executed as an instrument under seal as of April 20, 2009.
Borrower:
The Dewey Electronics Corporation
By:	/s/ John Dewey, President and CEO
By:	/s/ Stephen P. Krill, Treasurer
27 Muller Road
Oakland, New Jersey
07436